UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

EURO SOLAR PARKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-1478176	26-3866816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

354 Route 17 South, Ste. 23 Upper Saddle River, N.J.	07458
(Address of Principal Executive Offices)	(Zip Code)

1-917-868-6825
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The following is a summary of the principal terms of a certain Share Purchase Agreement dated July 28, 2011.  Reference is made to the entire agreement attached as an exhibit to this filing.

On July 28, 2011 the Company entered into a stock purchase agreement with Steven Huynh whereby the Company agreed to purchase from Mr. Huynh 500 shares of CONLEXA SVERIGE AB, a Swedish Private Company  Limited by Shares held by consisting of all of the capital stock of CONLEXA SVERIGE AB. The total purchase price was $12,640 US and was paid in 1,264,000 common shares of the Company valued at $0.01 per share.

The transaction is exempt from registration under section 4(2) of the Securities Act of 1933.

Item 8.01 Other Events

The registered office and the corporate headquarters have changed to: 354 Route 17 South, Suite 23, Upper Saddle River, NJ 07458.

Item 9.01 Financial Statements and Exhibits.

Exhibit  10.1 – Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

EURO SOLAR PARKS, INC.

Dated: July 29, 2011	By:	/s/ Dimitrios Argyros
Dimitrios Argyros
Chief Executive Officer/Chief Financial Officer